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                                                                    EXHIBIT 22

                        CHATTEM, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE COMPANY
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     NAME OF SUBSIDIARY                 STATE OR COUNTRY OF INCORPORATION
----------------------------        -----------------------------------------
Chattem (Canada) Inc.                             Canada

Chattem (U.K.) Limited                            England

HBA Insurance Ltd.                                Bermuda

Signal Investment & Management Co.                Delaware

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